Exhibit 25

FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2) ☐

THE BANK OF NEW YORK TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(State of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

700 South Flower Street Suite 500 Los Angeles, California (Address of principal executive offices)	90017 (Zip code)

CONSTELLATION BRANDS, INC.

(Exact name of obligor as specified in its charter)

Delaware	16-0716709
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Constellation Leasing, LLC

(Exact name of obligor as specified in its charter)

New York	56-2596168
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Constellation Wines U.S., Inc.

(Exact name of obligor as specified in its charter)

New York	16-1462887
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Franciscan Vineyards, Inc.

(Exact name of obligor as specified in its charter)

Delaware	94-2602962
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Allberry, Inc.

(Exact name of obligor as specified in its charter)

California	68-0324763
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Cloud Peak Corporation

(Exact name of obligor as specified in its charter)

California	68-0324762
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Mt. Veeder Corporation

(Exact name of obligor as specified in its charter)

California	94-2862667
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Barton Incorporated

(Exact name of obligor as specified in its charter)

Delaware	36-3500366
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Barton Brands, Ltd.

(Exact name of obligor as specified in its charter)

Delaware	36-3185921
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Barton Beers, Ltd.

(Exact name of obligor as specified in its charter)

Maryland	36-2855879
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Barton Brands of California, Inc.

(Exact name of obligor as specified in its charter)

Connecticut	06-1048198
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Barton Brands of Georgia, Inc.

(Exact name of obligor as specified in its charter)

Georgia	58-1215938
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Barton Distillers Import Corp.

(Exact name of obligor as specified in its charter)

New York	13-1794441
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Barton Financial Corporation

(Exact name of obligor as specified in its charter)

Delaware	51-0311795
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Barton Canada, Ltd.

(Exact name of obligor as specified in its charter)

Illinois	36-4283446
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Barton Beers of Wisconsin, Ltd.

(Exact name of obligor as specified in its charter)

Wisconsin	39-0638900
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Constellation Trading Company, Inc.

(Exact name of obligor as specified in its charter)

New York	77-0644374
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

The Robert Mondavi Corporation

(Exact name of obligor as specified in its charter)

California	94-2765451
(State or other jurisdiction of incorporation or organization )	(I.R.S. employer identification no.)

R.M.E., Inc.

(Exact name of obligor as specified in its charter)

California	94-2456957
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Robert Mondavi Winery

(Exact name of obligor as specified in its charter)

California	94-1628339
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Robert Mondavi Investments

(Exact name of obligor as specified in its charter)

California	68-0248575
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Robert Mondavi Affiliates

(Exact name of obligor as specified in its charter)

California	68-0248574
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Robert Mondavi Properties, Inc.

(Exact name of obligor as specified in its charter)

California	94-2750477
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Vincor Finance, LLC

(Exact name of obligor as specified in its charter)

Delaware	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Vincor International Partnership

(Exact name of obligor as specified in its charter)

Nevada	94-3374780
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Vincor International II, LLC

(Exact name of obligor as specified in its charter)

Delaware	20-1723872
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Vincor Holdings, Inc.

(Exact name of obligor as specified in its charter)

Delaware	98-0231249
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

R.H. Phillips, Inc.

(Exact name of obligor as specified in its charter)

California	68-0313739
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

The Hogue Cellars, Ltd.

(Exact name of obligor as specified in its charter)

Washington	91-1204814
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Barton SMO Holdings LLC

(Exact name of obligor as specified in its charter)

Delaware	71-1025685
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

ALCOFI INC.

(Exact name of obligor as specified in its charter)

New York	13-4103237
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

Spirits Marque One LLC

(Exact name of obligor as specified in its charter)

Delaware	13-4033806
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

370 Woodcliff Drive, Suite 300 Fairport, New York	14450
(Address of principal executive offices)	(Zip code)

7.25% Senior Notes due 2017

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, D.C. 20219

Federal Reserve Bank	San Francisco, California 94105

Federal Deposit Insurance Corporation	Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers. (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-121948).

4.	A copy of the existing by-laws of the trustee. (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-121948).

5.	The consent of the trustee required by Section 321(b) of the Act. (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-121948).

6.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of Chicago, and State of Illinois, on the 16th day of November, 2007.

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By:	/s/ R. ELLWANGER
Name:	R. ELLWANGER
Title:	ASSISTANT VICE PRESIDENT

Exhibit 7

Consolidated Report of Condition of

THE BANK OF NEW YORK TRUST COMPANY, N.A.

of 700 South Flower Street, Suite 200, Los Angeles, CA 90017

At the close of business September 30, 2007, published in accordance with Federal regulatory authority instructions.

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	11,268
Interest-bearing balances	0
Securities:
Held-to-maturity securities	40
Available-for-sale securities	115,996
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	49,900
Securities purchased under agreements to resell	108,174
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned income and allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	12,972
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Not applicable
Intangible assets:
Goodwill	871,685
Other Intangible Assets	308,586
Other assets	148,668

Total assets	$1,627,289

LIABILITIES
Deposits:
In domestic offices	2,567
Noninterest-bearing	2,567
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	168,691
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	148,215
Total liabilities	319,473
Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL
Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,121,520
Retained earnings	184,893
Accumulated other comprehensive income	403
Other equity capital components	0
Total equity capital	1,307,816

Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)	1,627,289

I, Karen Bayz, Vice President of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Karen Bayz         )        Vice President

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Michael K. Klugman, President   )

Frank P. Sulzberger, MD              )             Directors (Trustees)

William D. Lindelof, VP              )